Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President and CEO
Guida R. Sajdak, Executive Vice President and CFO
Meghan Hibner, Vice President and Investor Relations Officer
413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS YEAR END 2018 RESULTS

Announces a 25% increase in the quarterly common stock dividend and a new 10% share repurchase plan

Westfield, Massachusetts, January 29, 2019: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced today the unaudited results of operations for the three and twelve months ended December 31, 2018.

For the three months ended December 31, 2018, the Company reported net income of $3.8 million, or $0.14 earnings per diluted share, compared to a net loss of $353,000, or $0.01 loss per diluted share, for the three months ended December 31, 2017. On a linked quarter basis, net income of $3.8 million, or $0.14 earnings per diluted share, decreased $67,000, or 1.7%, from net income of $3.9 million, or $0.14 earnings per diluted share, for the three months ended September 30, 2018. Net income increased $4.1 million, or 33.2%, from $12.3 million, or $0.41 earnings per diluted share, for the twelve months ended December 31, 2017 to $16.4 million, or $0.57 earnings per diluted share, for the twelve months ended December 31, 2018.

The Company announced that the Board of Directors declared an increase of $0.01, or 25%, in the quarterly cash dividend to $0.05 per share, payable on or about February 27, 2019 to shareholders of record on February 13, 2019.

The Company also announced that the Board of Directors has authorized a stock repurchase plan (the “2019 Plan”) pursuant to which the Company may repurchase up to 2.8 million shares of its common stock, or approximately 10% of the Company’s outstanding shares. The 2019 Plan will commence upon the completion of the Company’s existing repurchase program. During the three months ended December 31, 2018, the Company repurchased 1,051,360 shares at an average price of $9.97 under its current plan. As of December 31, 2018, there were 251,333 shares available to repurchase under the previously existing plan.

“We are encouraged by our year in 2018 and focused on the work we have ahead of us,” said James C. Hagan, President and CEO of WNEB. “Although Westfield Bank experienced a high level of prepayments, we nonetheless had positive loan growth in 2018 and we currently maintain a strong loan pipeline in 2019. We are also pleased with deposit growth of 6.0% on a year-to-year basis, especially considering the rising interest rate environment.  Customers in our communities continue to choose Westfield Bank for their financial services needs and we are sharply focused on quality growth in our markets in 2019.” Hagan added, “While the stock market was particularly volatile in the fourth quarter, we were encouraged to repurchase a significant number of our own shares at what we believe is an attractive valuation. The newly authorized repurchase program is a testament to our continued commitment to be a purchaser of our own shares at attractive levels.”

Key Highlights:

•	Loans: Total loans as of December 31, 2018 were $1.7 billion, an increase of $4.3 million, or 0.3%, from September 30, 2018, and an increase of $66.2 million, or 4.0%, from December 31, 2017.

•	Deposits: Total deposits decreased $13.0 million, or 0.8%, from September 30, 2018 to December 31, 2018, after increasing $57.2 million, or 3.7%, from June 30, 2018 to September 30, 2018, primarily due to seasonal activity in the third quarter. Total deposits increased $89.9 million, or 6.0%, from December 31, 2017. The loan-to-deposit ratio decreased from 108.3% at December 31, 2017 to 106.3% at December 31, 2018.

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•	Allowance for Loan Losses and Credit Quality: Allowance for loan losses was 0.71% of total loans and 89.4% of non-performing loans at December 31, 2018. Allowance for loan losses as a percentage of loans, excluding the loans acquired from Chicopee Bancorp, Inc., (“Chicopee”) was 0.98% at December 31, 2018. Non-performing loans to total loans and non-performing loans to total assets were 0.79% and 0.64%, respectively, at December 31, 2018.

•	Net Interest Margin: The net interest margin was 2.97% for the three months ended December 31, 2018, compared to 2.94% for the three months ended September 30, 2018. The net interest margin, which is stated on a fully taxable equivalent basis throughout the remainder of this release, was 2.99% for the three months ended December 31, 2018, compared to 2.96% for the three months ended September 30, 2018. Excluding the purchase accounting adjustments and prepayment penalties, the adjusted net interest margin was 2.97% for the three months ended December 31, 2018 and 2.97% for the three months ended September 30, 2018. The net interest margin for the twelve months ended December 31, 2018 was 3.08% compared to 3.12% for the twelve months ended December 31, 2017. Excluding purchase accounting adjustments and prepayment penalties, the adjusted net interest margin increased from 2.99% for the twelve months ended December 31, 2017 to 3.01% for the twelve months ended December 31, 2018.

•	Capital Management: The Company’s book value per share increased $0.24, or 2.9%, from $8.11 at December 31, 2017 to $8.35 at December 31, 2018. Tangible book value per share increased $0.21, or 2.8%, from $7.57 at December 31, 2017 to $7.78 at December 31, 2018. The Company’s and the Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Net Income for the Three Months Ended December 31, 2018 Compared to the Three Months Ended September 30, 2018

The Company reported net income of $3.8 million, or $0.14 earnings per diluted share, for the three months ended December 31, 2018, compared to net income of $3.9 million, or $0.14 earnings per diluted share, for the three months ended September 30, 2018. Return on average assets and return on average equity were 0.72% and 6.43%, respectively, for the three months ended December 31, 2018, as compared to 0.74% and 6.42%, respectively, for the three months ended September 30, 2018.

Net Interest Income and Net Interest Margin

On a sequential quarter basis, net interest income increased $215,000, or 1.5%, to $14.8 million for the three months ended December 31, 2018 from $14.6 million for the three months ended September 30, 2018. The increase in net interest income was due to an increase in interest income of $584,000, or 3.0%, partially offset by an increase in interest expense of $369,000, or 7.4%. The increase in interest expense was primarily due to a $422,000, or 13.6%, increase in interest expense on deposits, while interest expense on borrowings decreased $53,000, or 2.8%. Net interest income for the three months ended December 31, 2018 included $61,000 in favorable purchase accounting adjustments, compared to $62,000 in negative purchase accounting adjustments for the three months ended September 30, 2018.

The net interest margin for the three months ended December 31, 2018 was 2.99%, compared to 2.96% for the three months ended September 30, 2018. Excluding the purchase accounting adjustments of $61,000 and prepayment penalties of $49,000 reported during the three months ended December 31, 2018, the net interest margin was 2.97%, which was unchanged from the three months ended September 30, 2018.

The fully tax equivalent average yield on interest-earning assets increased 10 basis points from 4.00% for the three months ended September 30, 2018 to 4.10% for the three months ended December 31, 2018. Excluding the purchase accounting adjustments and prepayment penalties, the average yield on interest-earning assets increased seven basis points from 4.03% for the three months ended September 30, 2018 to 4.10% for the three months ended December 31, 2018. During the three months ended December 31, 2018, the average cost of funds increased 11 basis points from 1.32% for the three months ended September 30, 2018 to 1.43% for the three months ended December 31, 2018. The average cost of deposits increased 13 basis points from 1.00% for the three months ended September 30, 2018 to 1.13% for the three months ended December 31, 2018, primarily due to a 14 basis point increase in the average cost of time deposits, while the average cost of borrowings increased 13 basis points during the same period. For the three months ended December 31, 2018, average demand deposits of $359.2 million, an interest-free source of funds, represented 22.5% of average total deposits, and increased $30.5 million, or 9.3%, from the three months ended September 30, 2018. During the three months ended December 31, 2018, average interest-earning assets increased $9.0 million, or 0.5%, to $2.0 billion. The increase in average interest-earning assets was due to an increase of $8.5 million, or 0.5%, in average loans and an increase of $8.2 million, or 90.1%, in average short-term investments, partially offset by a decrease of $7.3 million, or 2.8%, in average securities.

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Provision for Loan Losses

The provision for loan losses decreased $50,000, or 14.3%, from $350,000 for the three months ended September 30, 2018, to $300,000 for the three months ended December 31, 2018. The Company recorded net charge-offs of $482,000 for the three months ended December 31, 2018, as compared to net charge-offs of $101,000 for the three months ended September 30, 2018.

Non-Interest Income

On a sequential quarter basis, non-interest income decreased $58,000, or 2.5%, to $2.2 million for the three months ended December 31, 2018, from $2.3 million for the three months ended September 30, 2018. The decrease in non-interest income was primarily due to a decrease in service charges and fees of $121,000, or 6.4%. As reported last quarter, the third quarter typically includes seasonal non-interest income which was approximately $200,000 during the three months ended September 30, 2018. During the three months ended December 31, 2018, the Company reported a $31,000 loss on the early redemption of a bond and $48,000 in unrealized gains on the Company’s marketable equity securities portfolio due to the adoption of Accounting Standards Board (“ASU”) 2016-01, compared to $43,000 in unrealized losses during the three months ended September 30, 2018.

Non-Interest Expense

For the three months ended December 31, 2018, non-interest expense increased $121,000, or 1.0%, to $11.7 million from $11.6 million for the three months ended September 30, 2018. The increase in non-interest expense was primarily due to an increase in occupancy expense of $43,000, or 4.5%, an increase in data processing of $39,000, or 6.1%, an increase in furniture and equipment of $12,000, or 3.0%, and an increase in other non-interest expense of $135,000, or 7.3%. These increases were partially offset by a decrease in professional fees of $64,000, or 8.3%, a decrease in FDIC insurance expense of $18,000, or 11.4%, a decrease in salaries and benefits of $17,000, or 0.3%, and a decrease in advertising expense of $9,000, or 2.6%. For the three months ended December 31, 2018, the efficiency ratio was 68.6%, compared to 68.3% for the three months ended September 30, 2018.

Income Tax Provision

The Company’s effective tax rate was 24.1% for the three months ended December 31, 2018, compared to 21.5% for the three months ended September 30, 2018 primarily due to a true-up of the tax impact on unrealized gains and losses on the marketable equity securities portfolio marked to market under ASU 2016-01.

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Net Income for the Three Months Ended December 31, 2018 Compared to the Three Months Ended December 31, 2017

The Company reported net income of $3.8 million, or $0.14 earnings per diluted share, for the three months ended December 31, 2018, compared to a net loss of $353,000, or $0.01 net loss per diluted share, for the three months ended December 31, 2017. The results for the three months ended December 31, 2017 includes a one-time, non-cash write-down in the amount of $4.0 million as a result of a deferred tax asset revaluation related to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). Excluding the $4.0 million write-down, core net income was $3.6 million, or $0.12 per diluted share, for the three months ended December 31, 2017, compared to $3.8 million, or $0.14 per diluted share, for the three months ended December 31, 2018. Core net income is a non-GAAP financial measure.  Management believes core net income more accurately reflects the Company’s results of operations in the overall evaluation of its performance.  A reconciliation of core net income is included in the accompanying financial tables. Net income, excluding favorable purchase accounting amortization of $953,000 during the three months ended December 31, 2017 and $61,000 during the three months ended December 31, 2018, was $2.7 million, or $0.09 per diluted share and $3.8 million, or $0.14 per diluted share, respectively.

Return on average assets and return on average equity were 0.72% and 6.43%, respectively, for the three months ended December 31, 2018, as compared to (0.07%) and (0.56%), respectively, for the three months ended December 31, 2017.

Net Interest Income and Net Interest Margin

Net interest income decreased $532,000, or 3.5%, to $14.8 million for the three months ended December 31, 2018, from $15.4 million for the three months ended December 31, 2017. Interest income increased $950,000, or 4.9%, from the three months ended December 31, 2017 to the three months ended December 31, 2018, while interest expense increased $1.5 million, or 38.1%, during the same period. Purchase accounting amortization decreased $892,000, or 93.6%, from $953,000 for the three months ended December 31, 2017 to $61,000 for the three months ended December 31, 2018. Excluding these adjustments, net interest income increased $360,000, or 2.5%.

The fully tax equivalent net interest margin for the three months ended December 31, 2018 was 2.99%, compared to 3.19% during the three months ended December 31, 2017. The decrease in net interest margin was largely due to a decrease of $892,000, or 93.6%, in purchase accounting adjustments from $953,000 for the three months ended December 31, 2017 to $61,000 for the three month ended December 31, 2018, which negatively impacted the net interest margin by 19 basis points. Excluding the purchase accounting adjustments and prepayment penalties, the net interest margin was 2.97% for the three months ended December 31, 2018, compared to 3.00%, for the three months ended December 31, 2017. The reduction in the statutory federal income tax rate from 35% for the three months ended December 31, 2017 to 21% for three months ended December 31, 2018 negatively impacted the net interest margin and resulted in a two basis point decline in the fully tax equivalent net interest margin over the same period.

The fully taxable equivalent average yield on interest-earning assets increased 8 basis points from 4.02% for the three months ended December 31, 2017 to 4.10% for the three months ended December 31, 2018. Excluding the purchase accounting adjustments and prepayment penalties in both periods, the average yield on interest-earning assets increased 23 basis points from 3.87% for the three months ended December 31, 2017 to 4.10% for the three months ended December 31, 2018, respectively. During the three months ended December 31, 2018, the average cost of funds increased 39 basis points from 1.04% for the three months ended December 31, 2017 to 1.43% for the three months ended December 31, 2018. The average cost of time deposits increased 56 basis points from 1.23% for the three months ended December 31, 2017 to 1.79% for the three months ended December 31, 2018. The average cost of deposits increased 38 basis points from 0.75% for the three months ended December 31, 2017 to 1.13% for the three months ended December 31, 2018, while the average cost of borrowings increased 68 basis points during the same period. For the three months ended December 31, 2018, average demand deposits of $359.2 million, an interest-free source of funds, represented 22.5% of average total deposits and increased $49.9 million, or 16.1%, from the three months ended December 31, 2017.

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During the three months ended December 31, 2018, average interest-earning assets increased $42.7 million, or 2.2%, to $2.0 billion, from $1.9 billion for the three months ended December 31, 2017. The increase in average interest-earning assets was due to an increase in average loans of $68.6 million, or 4.2%, and an increase in average short-term investments of $12.2 million, partially offset by a decrease in average securities of $37.6 million, or 12.8%.

Average Federal Home Loan Bank (“FHLB”) borrowings decreased $22.5 million, or 8.0%, from $281.4 million for the three months ended December 31, 2017 to $258.9 million for the three months ended December 31, 2018. In order to manage interest rate risk, average long-term FHLB borrowings increased $75.0 million, or 53.7%, from $139.6 million during the three months ended December 31, 2017 to $214.6 million during the three months ended December 31, 2018, while short-term borrowings decreased $97.5 million, or 68.8%, during the same period. Long-term borrowings were used to replace a portion of our short-term borrowings that matured during the quarter in order to manage funding costs in a rising rate environment.

Provision for Loan Losses

The provision for loan losses decreased $210,000, or 41.2%, from $510,000 for the three months ended December 31, 2017 to $300,000 for the three months ended December 31, 2018. The Company recorded net charge-offs of $482,000 for the three months ended December 31, 2018 and $197,000 for the same period in 2017.

Non-Interest Income

Non-interest income increased $241,000, or 12.1%, to $2.2 million for the three months ended December 31, 2018, from $2.0 million for the three months ended December 31, 2017. The increase was primarily due to an increase in service charges and fees of $170,000, or 10.6%, a decrease of $58,000 on the loss on sale of other real estate owned (“OREO”), and unrealized gains of $48,000 on the Company’s marketable equity securities portfolio due to the adoption of ASU 2016-01, partially offset by a $31,000 loss on the early redemption of a bond.

Non-Interest Expense

For the three months ended December 31, 2018, non-interest expense increased $329,000, or 2.9%, to $11.7 million, or 2.19% of average assets, from $11.4 million, or 2.17% of average assets, for the three months ended December 31, 2017. The increase in non-interest expense was primarily due to an increase in other non-interest expense of $203,000, or 11.4%, an increase in professional fees of $63,000, or 9.8%, an increase in occupancy expense of $36,000, or 3.8%, an increase in furniture and equipment of $28,000, or 7.3%, and an increase in advertising expenses of $7,000, or 2.1%. These increases were partially offset by a decrease in salaries and benefits of $43,000, or 0.7%, and a decrease in FDIC insurance of $14,000, or 9.1%. For the three months ended December 31, 2018, the efficiency ratio was 68.6%, compared to 65.3% for the three months ended December 31, 2017.

Income Tax Provision

The Company’s effective tax rate decreased from 106.4% for the three months ended December 31, 2017 to 24.1% for the three months ended December 31, 2018. The effective tax rate for the three months ended December 31, 2017 was a result of the previously mentioned $4.0 million reduction in the value of the Company’s net deferred tax assets (“DTA”) as a result of the Tax Act. Excluding this one-time charge, the effective tax rate for the three months ended December 31, 2017 was 33.4%.

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Net Income for the Twelve Months Ended December 31, 2018 Compared to the Twelve Months Ended December 31, 2017

For the twelve months ended December 31, 2018, the Company reported net income of $16.4 million, or $0.57 per diluted share, compared to $12.3 million, or $0.41 per diluted share, for the twelve months ended December 31, 2017. For the twelve months ended December 31, 2018, core net income of $16.2 million, or $0.56 per diluted share, increased $1.3 million, or 8.7%, from $14.9 million, or $0.50 per diluted share for the twelve months ended December 31, 2017. Core net income of $16.2 million for the twelve months ended December 31, 2018 excludes $165,000 of tax benefits recorded on Bank Owned Life Insurance (“BOLI”) death benefits and option exercises. For the twelve months ended December 31, 2017, core net income of $14.9 million excludes $379,000, net of tax, of merger related expenses, $1.8 million in tax benefits recorded in connection with the reversal of a deferred tax valuation allowance and the exercises of stock options, and the $4.0 million one-time, non-cash write-down of the Company’s DTA. Adjusting for favorable purchase accounting amortization of $1.1 million for the twelve months ended December 31, 2018 and $2.4 million for the twelve months ended December 31, 2017, respectively, net income was $15.1 million and $12.5 million, respectively.

Return on average assets and return on average equity were 0.78% and 6.82% for the twelve months ended December 31, 2018, respectively, compared to 0.59% and 4.94% for the twelve months ended December 31, 2017, respectively. Excluding tax benefits and merger related expenses, net of tax, return on average assets and return on average equity were 0.77% and 6.75% for the twelve months ended December 31, 2018, respectively, compared to 0.72% and 5.97% for the twelve months ended December 31, 2017, respectively.

Net Interest Income and Net Interest Margin

Net interest income increased $618,000, or 1.0%, from $59.4 million for the twelve months ended December 31, 2017 to $60.0 million for the twelve months ended December 31, 2018. The increase in net interest income was primarily due to an increase in interest and dividend income of $5.0 million, or 6.7%, partially offset by an increase in interest expense of $4.3 million, or 29.6%, from the twelve months ended December 31, 2017. The increase in interest expense was due to an increase in interest expense on deposits of $3.2 million, or 38.3%, and an increase in interest expense on borrowings of $1.1 million, or 17.7%, for the twelve months ended December 31, 2018. Excluding favorable purchase accounting adjustments of $1.1 million and prepayment penalties of $328,000 during the twelve months ended December 31, 2018 and $2.4 million in favorable purchase accounting adjustments during the twelve months ended December 31, 2017, net interest income increased $1.6 million, or 2.8%.

The fully taxable equivalent net interest margin decreased four basis points from 3.12% for the twelve months ended December 31, 2017 to 3.08% for the twelve months ended December 31, 2018. During the twelve months ended December 31, 2018 and December 31, 2017, favorable purchase accounting adjustments related to the Chicopee acquisition increased net interest income by $1.1 million and $2.4 million, respectively. The twelve months ended December 31, 2018 also included prepayment penalties of $328,000. Excluding these items, the adjusted net interest margin for the twelve months ended December 31, 2018 was 3.01% compared to 2.99% for the twelve months ended December 31, 2017. The reduction in the statutory federal income tax rate from 35% for the twelve months ended December 31, 2017 to 21% for twelve months ended December 31, 2018 negatively impacted the net interest margin and resulted in a three basis point decline in the fully tax equivalent net interest margin over the same period.

The average asset yield increased 17 basis points from 3.88% for the twelve months ended December 31, 2017 to 4.05% for the twelve months ended December 31, 2018. The average cost of funds increased 29 basis points from 0.97% for the twelve months ended December 31, 2017 to 1.26% for the twelve months ended December 31, 2018. The average cost of time deposits increased 43 basis points from 1.12% for the twelve months ended December 31, 2017 to 1.55% for the twelve months ended December 31, 2018. Excluding the favorable purchase account adjustments on time deposits of $278,000 and $892,000 during the twelve months ended December 31, 2018 and December 31, 2017, respectively, the cost of deposits increased 19 basis points from 0.78% during the twelve months ended December 31, 2017 to 0.97% during the twelve months ended December 31, 2018, respectively. The average cost of borrowings increased 57 basis points from 2.06% for the twelve months ended December 31, 2017 to 2.63% for the twelve months ended December 31, 2018.

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Average interest-earning assets increased $25.7 million, or 1.3%, to $2.0 billion for the twelve months ended December 31, 2018. The increase in average interest-earning assets was due to an increase in average loans of $68.7 million, or 4.3%, partially offset by the decrease in average investments of $33.6 million, or 11.1%, and a decrease in short-term investments of $9.0 million, or 46.9%.

Average FHLB borrowings decreased $9.2 million, or 3.3%, from $282.7 million for the twelve months ended December 31, 2017 to $273.5 million for the twelve months ended December 31, 2018. In order to manage interest rate risk, during the twelve months ended December 31, 2018, average long-term FHLB borrowings of $207.5 million increased $82.0 million, or 65.3%, from $125.5 million for the twelve months ended December 31, 2017, as short-term borrowings decreased $91.1 million, or 58.0%, during the same period. New long-term borrowings were used to replace a portion of our short-term borrowings that matured over the twelve month period ending December 31, 2018 in order to manage funding costs in a rising rate environment.

Provision for Loan Losses

The provision for loan losses of $1.9 million increased $540,000, or 39.7%, for the twelve months ended December 31, 2018 compared to $1.4 million for the twelve months ended December 31, 2017. The Company recorded net charge-offs of $678,000 for the twelve months ended December 31, 2018, as compared to net charge-offs of $597,000 for the twelve months ended December 31, 2017. Contributing to the increase in the general reserves was an increase in commercial real estate loans of $36.3 million, or 5.0%, from $732.6 million at December 31, 2017 to $768.9 million at December 31, 2018.

Non-Interest Income

For the twelve months ended December 31, 2018, non-interest income of $9.2 million increased $732,000, or 8.6%, compared to $8.5 million for the twelve months ended December 31, 2017. During the twelve months ended December 31, 2018, non-interest income included the recognition of $715,000 in BOLI death benefits. Excluding the BOLI death benefits, non-interest income increased of $17,000, or 0.2%. The increase was primarily due to an increase in service charges and fees of $548,000, or 8.6%, and an increase of $39,000 on the gain on the sale of OREO, partially offset by $333,000 in realized securities losses primarily due to the amortization of the remaining premium on a bond which was paid in full prior to its final maturity, $142,000 in unrealized losses on the Company’s marketable equity securities portfolio due to the adoption of ASU 2016-01 in 2018, and a decrease in other income of $96,000, or 42.3%.

Non-Interest Expense

For the twelve months ended December 31, 2018, non-interest expense increased $1.5 million, or 3.2%, to $46.2 million, or 2.21% of average assets, compared to $44.8 million, or 2.16% of average assets for the twelve months ended December 31, 2017. Excluding merger-related expenses of $526,000, non-interest expense increased $1.9 million, or 4.3%, from $44.3 million for the twelve months ended December 31, 2017 to $46.2 million for the twelve months ended December 31, 2018. The increase in non-interest expense was primarily due to an increase in salaries and benefits of $551,000, or 2.2%, an increase in data processing of $266,000, or 11.2%, an increase in professional fees of $251,000, or 9.8%, an increase in occupancy expense of $200,000, or 5.3%, an increase in advertising expense of $99,000, or 7.6%, an increase in furniture and equipment of $28,000, or 1.8%, and an increase in other expenses of $598,000, or 9.0%. The increase in professional fees of $251,000, or 9.8%, was primarily due to $309,000 in legal fees associated with a previously charged-off loan from 2010 which resulted in the recovery of $300,000 during the twelve months ended December 31, 2018. The Company intends to continue to pursue legal remedies against the principals for recovery, but there can be no assurance that these efforts will result in significant recoveries.

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For the twelve months ended December 31, 2018, the efficiency ratio was 67.1%, compared to 65.3% for the twelve months ended December 31, 2017.

Income Tax Provision

The effective tax rate for the twelve months ended December 31, 2018 and December 31, 2017 was 22.3% and 43.4%, respectively. The higher effective tax rate for the twelve months ended December 31, 2017 was primarily due to a one-time, non-cash DTA write-down of $4.0 million due to the Tax Act, partially offset by tax benefits of $1.8 million in connection with a reversal of a deferred tax valuation allowance and the exercise of stock options recorded during the twelve months ended December 31, 2017. Excluding the one-time charge of $4.0 million, the effective tax rate for the twelve months ended December 31, 2017 was 25.0%.

Balance Sheet

At December 31, 2018, total assets were $2.1 billion, an increase of $35.8 million, or 1.7%, from December 31, 2017, primarily due to an increase in loans of $66.2 million, or 4.0%, partially offset by a decrease in securities available-for-sale and marketable equity securities of $28.3 million, or 9.8%.

Loans

Total loans increased $66.2 million, or 4.0%, due to an increase in commercial real estate loans of $36.3 million, or 5.0%, an increase in residential real estate loans of $24.5 million, or 3.8%, and an increase in commercial and industrial loans of $5.0 million, or 2.1%. In order to reduce interest rate risk, the Company currently services $56.6 million in residential loans sold to the secondary market. The servicing rights will continue to be retained on all loans sold. The following table is a summary of our outstanding loan balances as of the periods indicated:

	December 31, 2018	December 31, 2017
	(Dollars in thousands)

Commercial real estate loans	$768,881	$732,616
Commercial and industrial loans	243,493	238,502
Residential real estate loans	674,879	650,351
Consumer loans	5,203	4,478
Total gross loans	1,692,456	1,625,947
Unamortized premiums and net deferred loans fees and costs	4,401	4,734
Total loans	$1,696,857	$1,630,681

Credit Quality

Net charge-offs for the twelve months ended December 31, 2018 totaled $678,000, or 0.04% of average loans, compared to net charge-offs $597,000, or 0.04% of average loans, for the twelve months ended December 31, 2017.

At December 31, 2018, nonperforming loans totaled $13.5 million, or 0.79% of total loans, compared to $12.8 million, or 0.78% of total loans at December 31, 2017. At December 31, 2018, there were no loans 90 or more days past due and still accruing interest. Nonperforming assets to total assets were 0.64% at December 31, 2018 and 0.62% at December 31, 2017. The allowance for loan losses as a percentage of total loans was 0.71% at December 31, 2018, compared to 0.66% at December 31, 2017. At December 31, 2018, the allowance for loan losses as a percentage of nonperforming loans was 89.4%, compared to 84.9% at December 31, 2017. The allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee, which were recorded at fair value with no related allowance for loan losses, was 0.98% at December 31, 2018 and 1.01% at December 31, 2017.

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Deposits

At December 31, 2018, total deposits were $1.6 billion, an increase of $89.9 million, or 6.0%, from December 31, 2017. Core deposits, which the Company defines as all deposits except time deposits, decreased $13.6 million, or 1.4%, from $949.5 million, or 63.0% of total deposits, at December 31, 2017, to $935.9 million, or 58.6% of total deposits, at December 31, 2018. Non-interest-bearing deposits increased $43.5 million, or 13.9%, to $355.4 million, money market accounts decreased $11.8 million, or 2.9%, to $398.4 million, and interest-bearing checking accounts decreased $23.8 million, or 27.2%, to $63.6 million. Time deposits increased $103.5 million, or 18.6%, from $556.5 million at December 31, 2017 to $660.0 million at December 31, 2018.

FHLB Advances and Repurchase Agreements

FHLB advances decreased $30.5 million, or 10.2%, from $297.8 million at December 31, 2017 to $267.3 million at December 31, 2018, while customer repurchase agreements decreased $11.7 million during the same period. During the three months ended March 31, 2018, the Company eliminated customer repurchase agreements and balances were transferred to the customer’s respective core deposit account.

Capital

At December 31, 2018, shareholders’ equity was $237.0 million, or 11.2% of total assets, compared to $247.3 million, or 11.9% of total assets at December 31, 2017. The decrease in shareholders’ equity during the twelve months ended December 31, 2018 reflects $22.8 million for the repurchase of the Company’s shares during the year and the payment of regular cash dividends of $4.6 million offset by net income of $16.4 million and an increase of $1.1 million in accumulated other comprehensive loss. Total shares outstanding as of December 31, 2018 were 28,393,348.

The Company’s tangible book value per share increased by $0.21, or 2.8%, to $7.78 at December 31, 2018 from $7.57 at December 31, 2017. The Company’s and the Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Share Repurchase

On January 29, 2019, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 2.8 million shares, or approximately 10% of its outstanding common stock. The 2019 Plan will commence upon the completion of the Company’s existing repurchase plan. The shares purchased under the 2019 Plan will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, or otherwise, depending upon market conditions. There is no guarantee as to the exact number of or value of shares that will be repurchased by the Company, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the 2019 Plan will depend on a number of factors, including the Company’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements.

9

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 22 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

10

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Net Income (Loss) and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
INTEREST AND DIVIDEND INCOME:
Loans	$18,111	$17,577	$18,405	$16,702	$17,182	$70,795	$65,664
Securities	1,754	1,766	1,829	1,808	1,862	7,157	7,577
Other investments	232	228	202	201	177	863	678
Short-term investments	92	34	28	21	18	175	120
Total interest and dividend income	20,189	19,605	20,464	18,732	19,239	78,990	74,039

INTEREST EXPENSE:
Deposits	3,516	3,094	2,718	2,355	2,269	11,683	8,448
Long-term debt	1,202	1,193	1,130	855	627	4,380	2,261
Short-term borrowings	651	713	751	800	991	2,915	3,936
Total interest expense	5,369	5,000	4,599	4,010	3,887	18,978	14,645

Net interest and dividend income	14,820	14,605	15,865	14,722	15,352	60,012	59,394

PROVISION FOR LOAN LOSSES	300	350	750	500	510	1,900	1,360

Net interest and dividend income after provision for loan losses	14,520	14,255	15,115	14,222	14,842	58,112	58,034

NON-INTEREST INCOME:
Service charges and fees	1,770	1,891	1,693	1,583	1,600	6,937	6,389
Income from bank-owned life insurance	451	448	484	442	455	1,825	1,824
Bank-owned life insurance death benefit	—	—	715	—	—	715	—
(Loss) gain on available-for-sale securities, net	(31)	—	(49)	(201)	—	(281)	52
Gain (loss) on sale of OREO	—	—	—	48	(58)	48	9
Unrealized gains (losses) on marketable equity securities	48	(43)	(41)	(106)	—	(142)	—
Other income	—	—	131	—	—	131	227
Total non-interest income	2,238	2,296	2,933	1,766	1,997	9,233	8,501

NON-INTEREST EXPENSE:
Salaries and employees benefits	6,434	6,451	6,564	6,533	6,477	25,982	25,431
Occupancy	995	952	967	1,060	959	3,974	3,774
Furniture and equipment	412	400	382	367	384	1,561	1,533
Data processing	681	642	678	637	632	2,638	2,372
Professional fees	703	767	681	659	640	2,810	2,559
FDIC insurance	140	158	147	158	154	603	620
Merger related expenses	—	—	—	—	—	—	526
Advertising expense	342	351	355	347	335	1,395	1,296
Other	1,986	1,851	1,772	1,665	1,783	7,274	6,676
Total non-interest expense	11,693	11,572	11,546	11,426	11,364	46,237	44,787

INCOME BEFORE INCOME TAXES	5,065	4,979	6,502	4,562	5,475	21,108	21,748

INCOME TAX PROVISION	1,223	1,070	1,364	1,043	5,828	4,700	9,428
NET INCOME (LOSS)	$3,842	$3,909	$5,138	$3,519	$(353)	$16,408	$12,320

Basic earnings (loss) per share	$0.14	$0.14	$0.18	$0.12	$(0.01)	$0.57	$0.41
Weighted average shares outstanding	28,252,383	28,789,132	29,035,895	29,484,824	29,750,267	28,886,904	29,858,984
Diluted earnings (loss) per share	$0.14	$0.14	$0.18	$0.12	$(0.01)	$0.57	$0.41
Weighted average diluted shares outstanding	28,395,964	28,937,038	29,178,264	29,620,929	29,750,267	29,029,394	30,026,638

Other Data:
Return (loss) on average assets (1)	0.72%	0.74%	0.98%	0.69%	(0.07)%	0.78%	0.59%
Return on average assets, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	0.72%	0.74%	0.95%	0.69%	0.70%	0.77%	0.72%
Return (loss) on average equity (1)	6.43%	6.42%	8.63%	5.82%	(0.56)%	6.82%	4.94%
Return on average equity, exclusive of merger expenses, tax benefits and deferred tax asset adjustment for corporate rate change (1)(3)	6.43%	6.42%	8.38%	5.79%	5.75%	6.75%	5.97%
Efficiency ratio (2)(3)	68.62%	68.30%	63.53%	68.23%	65.28%	67.10%	65.25%
Net interest margin, on a fully tax equivalent basis	2.99%	2.96%	3.27%	3.12%	3.19%	3.08%	3.12%

(1) Annualized.
(2) The efficiency ratio represents the ratio of operating expenses excluding merger related charges divided by the sum of net interest and dividend income and non-interest income, excluding gains and losses on available for sale securities and sale of OREO, unrealized gains (losses) on marketable equity securities and bank-owned life insurance death benefits.
(3) Please refer to the “Reconciliation of non-GAAP to GAAP Financial Measures” on pages 17 and 18 for further details.

11

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Cash and cash equivalents	$26,789	$61,999	$22,925	$29,438	$27,132
Securities available for sale, at fair value	253,748	252,984	259,689	266,963	288,416
Marketable equity securities, at fair value	6,408	6,319	6,324	6,327	—
Federal Home Loan Bank of Boston and other restricted stock - at cost	14,695	15,480	15,584	14,685	15,553

Loans	1,696,857	1,692,568	1,668,875	1,646,990	1,630,681
Allowance for loan losses	(12,053)	(12,235)	(11,986)	(11,370)	(10,831)
Net loans	1,684,804	1,680,333	1,656,889	1,635,620	1,619,850

Bank-owned life insurance	69,252	68,801	68,353	69,204	68,762
Goodwill	12,487	12,487	12,487	12,487	12,487
Core deposit intangible	3,688	3,781	3,875	3,969	4,063
Other assets	46,951	48,341	49,470	46,838	46,807
TOTAL ASSETS	$2,118,822	$2,150,525	$2,095,596	$2,085,531	$2,083,070

Total deposits	$1,595,993	$1,609,019	$1,551,804	$1,553,727	$1,506,082
Short-term borrowings	59,250	55,000	66,000	55,000	144,650
Long-term debt	208,018	224,306	214,672	212,730	164,786
Other liabilities	18,532	20,915	21,047	21,451	20,271
TOTAL LIABILITIES	1,881,793	1,909,240	1,853,523	1,842,908	1,835,789

TOTAL SHAREHOLDERS' EQUITY	237,029	241,285	242,073	242,623	247,281

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,118,822	$2,150,525	$2,095,596	$2,085,531	$2,083,070

12

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Other Data:

Shares outstanding at end of period	28,393,348	29,453,808	29,746,707	30,138,083	30,487,309

Book value per share	$8.35	$8.19	$8.14	$8.05	$8.11
Tangible book value per share	7.78	7.64	7.59	7.50	7.57
30-89 day delinquent loans	7,183	8,153	9,413	7,519	9,795
30-89 day delinquent loans acquired from Chicopee, net of purchase accounting adjustments	2,763	3,328	3,285	3,229	4,527
Total delinquent loans	12,495	10,960	11,917	9,837	12,247
Total delinquent loans as a percentage of total loans	0.74%	0.65%	0.71%	0.60%	0.75%
Nonperforming loans	13,484	12,782	13,010	12,100	12,755
Nonperforming loans acquired from Chicopee, net of purchase accounting adjustments	4,894	5,035	5,101	5,883	6,157
Nonperforming loans as a percentage of total loans	0.79%	0.76%	0.78%	0.73%	0.78%
Nonperforming assets as a percentage of total assets	0.64%	0.59%	0.62%	0.58%	0.62%
Allowance for loan losses as a percentage of nonperforming loans	89.39%	95.72%	92.13%	93.97%	84.92%
Allowance for loan losses as a percentage of total loans	0.71%	0.72%	0.72%	0.69%	0.66%
Allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee recorded at fair value with no corresponding allowance	0.98%	1.01%	1.03%	1.02%	1.01%

13

The following tables set forth the information relating to our average balances and net interest income for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average		Average Yield/	Average		Average Yield/	Average		Average Yield/
	Balance	Interest(6)	Cost	Balance	Interest(6)	Cost	Balance	Interest(6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,690,515	$18,236	4.31%	$1,682,034	$17,690	4.21%	$1,621,863	$17,417	4.30%
Securities(2)	256,063	1,760	2.75	263,378	1,772	2.69	293,742	1,875	2.55
Other investments	17,345	232	5.35	17,747	228	5.14	17,864	177	3.96
Short-term investments(3)	17,326	92	2.12	9,083	34	1.50	5,062	18	1.42
Total interest-earning assets	1,981,249	20,320	4.10	1,972,242	19,724	4.00	1,938,531	19,487	4.02
Total non-interest-earning assets	132,547			134,708			139,623
Total assets	$2,113,796			$2,106,950			$2,078,154

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$70,319	79	0.45	$86,615	94	0.43	$83,777	81	0.39
Savings accounts	121,932	33	0.11	138,112	40	0.12	145,111	42	0.12
Money market accounts	405,668	528	0.52	415,416	489	0.47	412,423	415	0.40
Time deposit accounts	643,478	2,876	1.79	600,333	2,471	1.65	562,222	1,731	1.23
Total interest-bearing deposits	1,241,397	3,516	1.13	1,240,476	3,094	1.00	1,203,533	2,269	0.75
Short-term borrowings and long-term debt	258,900	1,853	2.86	279,181	1,906	2.73	297,136	1,618	2.18
Interest-bearing liabilities	1,500,297	5,369	1.43	1,519,657	5,000	1.32	1,500,669	3,887	1.04
Non-interest-bearing deposits	359,244			328,735			309,289
Other non-interest-bearing liabilities	17,224			16,917			16,449
Total non-interest-bearing liabilities	376,468			345,652			325,738
Total liabilities	1,876,765			1,865,309			1,826,407
Total equity	237,031			241,641			251,747
Total liabilities and equity	$2,113,796			$2,106,950			$2,078,154
Less: Tax-equivalent adjustment(2)		(131)			(119)			(248)
Net interest and dividend income		$14,820			$14,605			$15,352
Net interest rate spread			2.65%			2.66%			2.93%
Net interest rate spread, on a tax-equivalent basis(4)			2.67%			2.68%			2.98%
Net interest margin			2.97%			2.94%			3.14%
Net interest margin, on a tax-equivalent basis(5)			2.99%			2.96%			3.19%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.06%			129.78%			129.18%

14

The following tables set forth the information relating to our average balances and net interest income for the twelve months ended December 31, 2018 and 2017 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Twelve Months Ended December 31,
	2018			2017
	Average		Average Yield/	Average		Average Yield/
	Balance	Interest(6)	Cost	Balance	Interest(6)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,666,266	$71,283	4.28%	$1,597,599	$66,619	4.17%
Securities(2)	268,614	7,181	2.67	302,246	7,636	2.53
Other investments	17,453	863	4.94	17,715	678	3.83
Short-term investments(3)	10,213	175	1.71	19,244	120	0.62
Total interest-earning assets	1,962,546	79,502	4.05	1,936,804	75,053	3.88
Total non-interest-earning assets	134,174			138,241
Total assets	$2,096,720			$2,075,045

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$87,072	340	0.39	$86,069	330	0.38
Savings accounts	136,428	162	0.12	149,497	179	0.12
Money market accounts	414,686	1,911	0.46	401,935	1,565	0.39
Time deposit accounts	596,182	9,270	1.55	567,088	6,374	1.12
Total interest-bearing deposits	1,234,368	11,683	0.95	1,204,589	8,448	0.70
Short-term borrowings and long-term debt	277,151	7,295	2.63	300,964	6,197	2.06
Interest-bearing liabilities	1,511,519	18,978	1.26	1,505,553	14,645	0.97
Non-interest-bearing deposits	327,868			305,701
Other non-interest-bearing liabilities	16,653			14,448
Total non-interest-bearing liabilities	344,521			320,149
Total liabilities	1,856,040			1,825,702
Total equity	240,680			249,343
Total liabilities and equity	$2,096,720			$2,075,045
Less: Tax-equivalent adjustment(2)		(512)			(1,014)
Net interest and dividend income		$60,012			$59,394
Net interest rate spread			2.76%			2.85%
Net interest rate spread, on a tax-equivalent basis(4)			2.79%			2.91%
Net interest margin			3.06%			3.07%
Net interest margin, on a tax-equivalent basis(5)			3.08%			3.12%
Ratio of average interest-earning assets to average interest-bearing liabilities			129.84%			128.64%

____________________________________________________
(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Loan and securities income are presented on a tax-equivalent basis using a tax rate of 21% and 35% for the 2018 and 2017 periods, respectively. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the consolidated statements of net income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread, on a tax-equivalent basis, represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.
(6)	The accounting for the Chicopee acquisition required loans, time deposits and borrowings to be recorded at fair value. The fair value marks on the loans, time deposits and borrowings acquired accrete and amortize into net interest income over time. For the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased (decreased) net interest income $61,000, $(62,000) and $953,000, respectively, and for the twelve months ended December 31, 2018 and December 31, 2017, the loan accretion income and interest expense reduction on time deposits and borrowings related to the Chicopee acquisition increased net interest income $1.1 million and $2.4 million, respectively. Excluding these items, net interest margin for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017 was 2.97%, 2.97% and 2.99% and the net interest margin for the twelve months ended December 31, 2018 and December 31, 2017 was 3.01% and 2.99%, respectively.

15

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition.  Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies.  A reconciliation of these non-GAAP financial measures is provided below.

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share data)

Net Income:
Net income (loss), as presented	$3,842	$3,909	$5,138	$3,519	$(353)	$16,408	$12,320
Merger related expenses, net of tax (1)	—	—	—	—	—	—	379
Tax benefit impact (2)	—	—	(150)	(15)	—	(165)	(1,806)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	—	4,000	—	4,000
Core net income, exclusive of merger related expenses, tax benefits impact and deferred tax asset adjustment for corporate rate change	$3,842	$3,909	$4,988	$3,504	$3,647	$16,243	$14,893

Diluted EPS:
Diluted earnings (loss) per share, as presented	$0.14	$0.14	$0.18	$0.12	$(0.01)	$0.57	$0.41
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.02
Tax benefits impact (2)	—	—	(0.01)	—	—	(0.01)	(0.06)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	—	0.13	—	0.13
Core diluted EPS, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	$0.14	$0.14	$0.17	$0.12	$0.12	$0.56	$0.50

16

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share data)

Return on Average Assets:
Return (loss) on average assets, as presented	0.72%	0.74%	0.98%	0.69%	(0.07)%	0.78%	0.59%
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.02
Tax benefits impact (2)	—	—	(0.03)	—	—	(0.01)	(0.09)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	—	0.77	—	0.20
Core return on average assets, exclusive of merger related expense, tax benefits impact and deferred tax asset adjustment for corporate rate change	0.72%	0.74%	0.95%	0.69%	0.70%	0.77%	0.72%

Return on Average Equity:
Return (loss) on average equity, as presented	6.43%	6.42%	8.63%	5.82%	(0.56)%	6.82%	4.94%
Merger related expense impact, net of tax (1)	—	—	—	—	—	—	0.15
Tax benefits impact (2)	—	—	(0.25)	(0.03)	—	(0.07)	(0.72)
Deferred tax asset adjustment for corporate rate change (3)	—	—	—	—	6.31	—	1.60
Core return on average equity, exclusive of merger related expense, tax benefits impact and corporate rate change	6.43%	6.42%	8.38%	5.79%	5.75%	6.75%	5.97%

(1) Assumed tax rate for deductible expenses of 33.0% for the twelve months ended December 31, 2017.
(2) Tax benefit impact of the reversal of a deferred tax valuation allowance, stock option exercises and bank-owned life insurance death benefits.
(3) Deferred tax asset adjustment recorded during the fourth quarter of 2017 upon enactment of the Tax Act.

17